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                               Exhibit No. (10)

                        Consent of Independent Auditors

We consent to the reference to our firm under the caption "Auditors" and to the use of our report dated April 21, 1995, with respect to the financial statements of Providian Life and Health Insurance Company (formerly National Home Life Assurance Company) Separate Account V - Advisor's Edge and the statutory-basis financial statements of Providian Life and Health Insurance Company in Post Effective Amendment No. 3 to the Registration Statement (Form N-4 No. 33-80958) and related Prospectus of Providian Life and Health Insurance Company Separate Account V - Advisor's Edge.

Louisville, Kentucky
November 15, 1995